SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 9, 2006



                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)



                                  MASSACHUSETTS
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)


        0-23972                                          13-6972380
(COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NUMBER)


                     625 MADISON AVENUE, NEW YORK, NY 10022
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (212) 317-5700

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


[]   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))


[]   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. RESULTS OF OPERATIONS AND FINANCIAL CONDITION
           ---------------------------------------------

On May 9, 2006, American Mortgage Acceptance Company ("AMAC" or the "Company") (AMEX: AMC) released a press release announcing its financial results for the first quarter ended March 31, 2006. A copy of this press release is attached to this Current Report as Exhibit 99.1 and incorporated herein by reference.

The information included in this Current Report, including the information included in Exhibit 99.1 attached hereto, is intended to be furnished pursuant to "Item 2.02. Disclosure of Results of Operations and Financial Condition" and not deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended ("Securities Act") or the Exchange Act, or otherwise subject to the liabilities of that Section of Sections 11 and 12 (a) (2) of the Securities Act.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
           ------------------------------------------------------------------

(a).  Financial Statements


Not Applicable

(b).  Pro Forma Financial Information


Not Applicable

(c).  Exhibits


99.1 Press Release dated May 9, 2006, "American Mortgage Acceptance Company Reports First Quarter Financial Results For 2006".

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            American Mortgage Acceptance Company
                                            (Registrant)

                                            BY: /s/ Jeff T. Blau
                                                ----------------
                                                Jeff T. Blau
                                                Chief Executive Officer

May 9, 2006

AT THE COMPANY
Brenda Abuaf, Director of Shareholder Services
(800) 831-4826


                      AMERICAN MORTGAGE ACCEPTANCE COMPANY
                REPORTS FIRST QUARTER FINANCIAL RESULTS FOR 2006



NEW YORK, NY - MAY 9, 2006 - American Mortgage Acceptance Company ("AMAC" or the "Company") (AMEX: AMC) today announced financial results for its first quarter ended March 31, 2006.

FINANCIAL HIGHLIGHTS

AMAC reported total revenues of approximately $8.1 million for the three months ended March 31, 2006, representing an increase of 20.3% as compared to revenues of approximately $6.7 million for the three months ended March 31, 2005.

For the three months ended March 31, 2006, AMAC earned net income of approximately $2.2 million, representing a decrease of 23.3% as compared to net income of approximately $2.8 million for the three months ended March 31, 2005. On a per share basis (basic and diluted), net income was $0.26 for the three months ended March 31, 2006, representing a decrease of 23.5% as compared to net income of $0.34 for the three months ended March 31, 2005. Net income was impacted by increased financing costs as well as increase in certain expenses associated with a property in our real estate owned portfolio.

Funds from Operations ("FFO") for the three months ended March 31, 2006 was approximately $2.6 million, representing a decrease of 18.0% as compared to FFO of approximately $3.2 million for the three months ended March 31, 2005. On a per share basis (basic and diluted), FFO was $0.32 for the three months ended March 31, 2006, representing a decrease of 15.8% as compared to FFO of $0.38 for the three months ended March 31, 2005. FFO was impacted by the same factors listed above that affected net income.

AMAC's present quarterly dividend on an annualized basis is $1.60 per share, representing an approximate 10.4% yield on the $15.36 per share closing price on May 8, 2006.

Marc D. Schnitzer, President of AMAC commented, "As is typical with our business, the first quarter tends to be the slowest from a transaction volume perspective. Our second quarter investment activity has begun to accelerate and our pipeline for investments is building. To date, we have originated or acquired loans totaling $108 million in the second quarter, including first mortgage, mezzanine and bridge loans. In addition, at the end of March, one of AMAC's subsidiaries entered into a new repurchase facility with Bank of America Securities, which will enable us to borrow up to $250 million to fund new investment activity. We continue to believe that we are well positioned to execute our business plan and achieve our financial goals for the remainder of the year."

MANAGEMENT CONFERENCE CALL

Management will conduct a conference call today to review the Company's first quarter financial results for the period ended March 31, 2006. The conference call is scheduled for 11:00 a.m. Eastern Time. Callers will be invited to ask questions. Investors, brokers, analysts, and shareholders wishing to participate should call (800) 479-9001. A webcast of the presentation will be available live and can be accessed through the Company's website, www.americanmortgageco.com. To listen to the presentation via webcast, please go to the website's "Investor Relations" section at least 15 minutes prior to the start of the presentation. For interested individuals unable to join the conference call, a replay of the call will be available through Saturday, May 13, 2006 at (888) 203-1112 (Passcode 1871425) or on our website, www.americanmortgageco.com, through Tuesday, May 23, 2006.

SUPPLEMENTAL FINANCIAL INFORMATION

For  more  detailed  financial  information,   please  access  the  Supplemental
Financial Package, which is available in the Investor Relations section of the AMAC website at www.americanmortgageco.com.

ABOUT THE COMPANY

AMAC is a real estate investment trust that specializes in multifamily and commercial real estate finance. AMAC originates and acquires first mortgage loans, mezzanine loans, bridge loans, and government-insured first mortgages secured by properties throughout the United States. For more information, please visit our website at http://www.americanmortgageco.com or contact the Shareholder Services Department directly at (800) 831-4826.

              AMERICAN MORTGAGE ACCEPTANCE COMPANY AND SUBSIDIARIES
                             SELECTED FINANCIAL DATA
                    (In thousands, except per share amounts)


                                                                       ===========  ===========
                                                                        March 31,   December 31,
                                                                          2006         2005
                                                                       -----------  -----------
                                                                       (Unaudited)
Financial Position

   Total assets                                                         $388,344     $400,723
                                                                        ========     ========

   Repurchase facilities payable                                        $205,650     $209,101
                                                                        ========     ========

   Warehouse facility payable                                           $     --     $  4,070
                                                                        ========     ========

   Mortgages payable on real estate owned                               $ 40,355     $ 40,487
                                                                        ========     ========

   Preferred shares of subsidiary (subject to mandatory repurchase)     $ 25,000     $ 25,000
                                                                        ========     ========

   Total liabilities                                                    $276,860     $286,540
                                                                        ========     ========

   Total shareholders' equity                                           $111,484     $114,183
                                                                        ========     ========

                                                        ===================
                                                        Three Months Ended
                                                             March 31,
                                                         2006         2005
                                                        ------       ------
                                                            (Unaudited)
Operations

Total revenues                                          $8,064       $6,703
                                                        ======       ======

Net income                                              $2,169       $2,827
                                                        ======       ======

Net income per share (basic and diluted)                $ 0.26       $ 0.34
                                                        ======       ======

Weighted average shares outstanding

  Basic                                                  8,304        8,337
                                                        ======       ======
  Diluted                                                8,307        8,344
                                                        ======       ======


Funds from Operations ("FFO")(1), as calculated in accordance with the National Association of Real Estate Investment Trusts ("NAREIT") definition, for the three months ended March 31, 2006 and 2005, is summarized in the following table:

                                                      =========================
                                                         Three Months Ended
                                                              March 31,
                                                        2006             2005
                                                      --------         --------
Net income                                            $  2,169         $  2,827

Depreciation of real property                         $    450         $    366
                                                      --------         --------

FFO                                                   $  2,619         $  3,193
                                                      ========         ========

Cash flows from operating activities                  $  1,654         $  3,732
                                                      ========         ========
Cash flows from investing activities                  $    233         $(33,448)
                                                      ========         ========
Cash flows from financing activities                  $(12,423)        $ 37,170
                                                      ========         ========

FFO per share (basic and diluted)                     $   0.32         $   0.38
                                                      ========         ========

Weighted average shares outstanding
  Basic                                                  8,304            8,337
                                                      ========         ========
  Diluted                                                8,307            8,344
                                                      ========         ========


(1) FFO represents net income or loss (computed in accordance with generally accepted accounting principles ("GAAP")), excluding gains (or losses) from sales of property, excluding depreciation and amortization related to real property and including funds from operations for unconsolidated joint ventures calculated on the same basis. AMAC calculates FFO in accordance with the NAREIT definition. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO should not be considered as an alternative to net income as an indicator of the Company's operating performance or as an alternative to cash flows as a measure of liquidity. Management considers FFO a supplemental measure of operating performance, and, along with cash flows from operating activities, financing activities, and investing activities, it provides investors with an indication of the ability of the Company to incur and service debt, to make capital expenditures, and to fund other cash needs. Since not all companies calculate FFO in a similar fashion, our calculation presented above may not be comparable to similarly titled measures reported by other companies.


CERTAIN STATEMENTS IN THIS DOCUMENT MAY CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS AND BELIEFS AND ARE SUBJECT TO A NUMBER OF FACTORS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES ARE DETAILED IN AMAC'S MOST RECENT ANNUAL REPORT ON FORM 10-K AND IN ITS OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS DOCUMENT. AMAC EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO RELEASE PUBLICLY ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN AMAC'S EXPECTATIONS WITH REGARD THERETO OR CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENT IS BASED.

                                       ###